Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 1999, except for subsequent events described in Note 19 as to which the date is March 18, 1999, relating to the financial statements, which appear in Dental Medical Diagnostic Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ Pricewaterhouse Coopers LLP

Woodland Hills, California
January 13, 2000